Exhibit 10.1
AMENDMENT NO. 1
TO
TERM NOTE
     This AMENDMENT NO. 1 (this “Amendment”) to the Term Note dated October 27, 2008, in the original principal amount of Three Million Dollars ($3,000,000) payable to the order of Clinical Data, Inc. (“CLDA,” and such Term Note referred to as the “Term Note”) is made as of this 12th day of January, 2009 by and between Avalon Pharmaceuticals, Inc. (“Avalon”) and CLDA.
     WHEREAS, Avalon and CLDA desire to amend the Term Note to extend the Maturity Date, as that term is defined in Section 4 of the Term Note, from March 31, 2009 to April 30, 2009.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, in the Term Note and in the Note Purchase Agreement, as that term is defined in Section 1 of the Term Note, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Amendment to the Term Note.
     Section 4 of the Term Note is hereby amended by deleting it in its entirety and replacing it with the following:
Maturity Date. All of the amounts due hereunder shall be due and payable on the earlier to occur of April 30, 2009, or such earlier date as such maturity may be accelerated pursuant to the terms hereof (the “Maturity Date”).
     SECTION 2. Full Force and Effect. The Term Note shall remain in full force and effect, except as modified hereby.
     SECTION 3. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     SECTION 4. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without regard to its principles of conflicts of laws.
     SECTION 5. Effectiveness. This Amendment shall become effective upon the execution and delivery hereof by Avalon and CLDA.
[SIGNATURES APPEAR ON NEXT PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Clinical Data, Inc.

By:	/s/ Caesar J. Belbel

Name:	Caesar J. Belbel
Title:	Executive Vice President,
Chief Legal Officer and Secretary

Avalon Pharmaceuticals, Inc.

By:	/s/ Kenneth C. Carter

Name:	Kenneth C. Carter
Title:	President & Chief Executive Officer